                                                                         Exhibit 99.1

                                FORM 4 JOINT FILER INFORMATION

Name:                Belvedere Capital Partners LLC
Address:               One Maritime Plaza, Suite 825, San Francisco, CA  94111
Designated Filer:              California Community Financial Institutions Fund                                            Limited Partnership
Date of Event Requiring Statement:         01/19/2006
Issuer Name and Ticker or Trading Symbol:  Placer Sierra Bancshares [PLSB]

Signature                     Belvedere Capital Partners LLC
                                           By: J. Thomas Byrom, Manager

                                           By: /s/ J. Thomas Byrom
                                           Authorized Signatory

Name:                J. Thomas Byrom
Address:               One Maritime Plaza, Suite 825, San Francisco, CA  94111
Designated Filer:              California Community Financial Institutions Fund                                            Limited Partnership
Date of Event Requiring Statement:         01/19/2006
Issuer Name and Ticker or Trading Symbol:  Placer Sierra Bancshares [PLSB]

Signature                     J. Thomas Byrom

                                           By: /s/ J. Thomas Byrom
                                           Authorized Signatory